Exhibit 5.1

                    Rubin, Bailin, Ortoli, Mayer & Baker LLP
                                 405 Park Avenue
                            New York, New York 10022
                              212/935-0900 (phone)
                               212/826-9307 (fax)


November 28, 2005

Combined Opinion and Consent
4/95 Salmon Street
Port Melbourne
Victoria
Australia 3207

                     Re: Australian Forest Industries, Inc.

Gentlemen:

We have acted as counsel to Australian Forest Industries, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 8,000,000 shares (the "Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Nevada;

(2) The Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law and the Constitution of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

RUBIN, BAILIN, ORTOLI, MAYER & BAKER LLP

/s/  RUBIN, BAILIN, ORTOLI, MAYER & BAKER LLP